EXHIBIT 99.1


RECONDITIONED SYSTEMS, INC.                                NEWS RELEASE
444 WEST FAIRMONT
TEMPE, AZ  85282                                           CONTACT:
(602) 968-1772 (TELEPHONE)                                 INVESTOR RELATIONS
(602) 894-1907 (FAX)
                                                           FOR IMMEDIATE RELEASE
                                                           NASDAQ:  RESY


RECONDITIONED SYSTEMS ANNOUNCES
SIGNING OF DEFINITIVE MERGER AGREEMENT

TEMPE, AZ, OCTOBER 30, 1998 - Reconditioned Systems, Inc. (NASDAQ:RESY), based in Tempe, Arizona has signed a definitive merger agreement with Cort Investment Group, Inc., a private Texas corporation d/b/a Contract Network ("CNI"). Under the terms of the agreement, CNI will acquire RESY for $8,575,000 in cash. CNI is a leader in the remanufactured modular office furniture industry since 1988, specializing in the reconditioning and marketing of workstations originally manufactured by Steelcase and Herman Miller. RESY specializes in the reconditioning and marketing of workstations originally manufactured by Haworth, Inc.

RESY Chairman Scott Ryan stated that "We are very pleased with this combination. CNI and RESY are an excellent fit from both a strategic and operational standpoint. Our product lines are complementary and geographically the combination makes sense. We have developed and executed a sound business plan over the last three years and we have built an excellent financial base in Tempe. I am now ready to turn the company over to CNI to take it to the next level."

CNI Chairman and CEO Michael O'Neal stated that "This acquisition better positions us to service our growing customer base by offering additional product lines. Upon completion, we believe that CNI will be the largest privately-held remanufacturer in the United States."

The closing of the acquisition is scheduled for early 1999, and is subject to, among other things, RESY meeting certain financial conditions, the completion of satisfactory due diligence by CNI, approval by RESY shareholders, and approval of the transaction by relevant regulatory agencies.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT

This press release contains forward-looking statements that involve risks and uncertainties that could cause actual results to differ, perhaps materially, from the forward-looking statements. These risks and uncertainties include, but are not limited to the risk that the merger will not be consummated and other risks and uncertainties detailed from time to time in RESY's Securities and Exchange Commission filings.